Exhibit 3.1

AMENDED AND RESTATED
BY-LAWS
of
ALTRIA GROUP, INC.

(as of August 21, 2014)

ARTICLE I

Meetings of Shareholders

Section 1.    Annual Meetings. - The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine.

Section 2.    Special Meetings. - Unless otherwise provided by law, special meetings of the shareholders may be called by the chairman of the Board of Directors or by order of the Board of Directors.

Section 3.    Place of Meetings. - All meetings of the shareholders shall be held at such place as from time to time may be fixed by the Board of Directors.

Section 4.    Notice of Meetings. - Notice, stating the place, day and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except as a different time is specified herein or by law), to each shareholder of record having voting power in respect of the business to be transacted thereat.

Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of the Corporation’s assets that requires shareholder approval or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger, share exchange, domestication or entity conversion or sale of assets agreement.

Section 5.    Quorum and Vote Required. - At all meetings of the shareholders, unless a greater number or voting by classes is required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation, and except that in an election of directors subject to Article II, Section 4(b) hereof, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Less than a quorum may adjourn a meeting.

Section 6.    Organization and Order of Business. - At all meetings of the shareholders, the chairman of the Board of Directors or, in the chairman’s absence, the presiding director (if any), shall act as chairman of the meeting. In the absence of the foregoing persons or, if present, with their consent, a majority of the shares present and entitled to vote at such meeting may appoint any person to act as chairman. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary, shall act as secretary at each meeting of the shareholders. In the event that neither the secretary nor any assistant secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls, and the authority to recess or adjourn the meeting.

At each annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 6. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, addressed to the secretary of the Corporation and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the previous year’s annual meeting of shareholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 60 days before the date of the applicable annual meeting. A shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business, the name and address of any beneficial owner on whose behalf the proposal is being made and the name and address of any of their respective affiliates or associates or other parties with whom such shareholder or such beneficial owner is acting in concert (each, an “Associated Person”), (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by the shareholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, (e) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (f) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the proposal is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, and (g) any material interest of the shareholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, in such business. The shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 6 and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 6, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the annual meeting of shareholders and (z) as of the date that is 10 days prior to the annual meeting of shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the Corporation’s principal executive offices. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the business proposed for the meeting after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.
Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. The chairman of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 6. If the chairman should so determine, he or she shall so declare to the meeting, and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall, in order to do so, comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).
The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

Section 7.    Voting. - A shareholder may vote his or her shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting or to the inspector of election appointed in accordance with Section 9 hereof at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in the holder’s name on the books of the Corporation as of the voting record date for the meeting of shareholders. Unless required by statute or determined by the chairman to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy.

Section 8.    Proxies. - A shareholder or a shareholder’s duly authorized agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. An electronic transmission shall contain or be accompanied by information from which one can determine that the shareholder, the shareholder’s duly authorized agent or the shareholder’s duly authorized attorney-in-fact authorized the transmission. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9.    Inspectors. - At all meetings of the shareholders, the proxies shall be received and taken in charge, all ballots shall be received and counted and all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided, by two or more inspectors. Such inspectors shall be appointed by the Corporation or by the chairman of the meeting. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

ARTICLE II

Board of Directors

Section 1.    General Powers. - The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2.    Number. - The number of directors shall be determined from time to time by resolution of the Board of Directors.

Section 3.    Term of Office. - Each director shall serve for the term for which he or she shall have been elected and until a successor shall have been duly elected and qualified.

Section 4.    Nomination and Election of Directors.

(a) Except as provided in subsection (b) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

(b) This subsection (b) (and not subsection (a)) shall apply to any election of directors if, as of the Determination Date (defined below), there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders. A nominee for director in an election to which this subsection (b) applies shall be elected by a plurality of the votes cast in such election. The “Determination Date” is the last applicable day on which a shareholder may give notice of a nomination of a director pursuant to subsection (c) of this Section 4.

(c) No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 4. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a shareholder’s intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, addressed to the secretary of the Corporation and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the previous year’s annual meeting of shareholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such shareholder’s notice shall set forth (a) the name and address, as they appear on the Corporation’s stock transfer books, of the shareholder giving the notice, the name and address of any beneficial owner on whose behalf the nomination is being made and the name and address of any Associated Person, (b) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (c) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by such shareholder and any beneficial owner on whose behalf the notice is given and any Associated Person, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (e) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the nomination is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, and (f) a description of all agreements, arrangements and understandings between such shareholder or such beneficial owner or any Associated Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder with respect to such nominee’s service or duties as a nominee or director of the Corporation, including, but not limited to, any direct or indirect compensation, reimbursement or indemnification in connection with such nominee’s service or action as a director or any commitment or assurance as to how such nominee will act or vote on any matter. Each such shareholder’s notice shall also set forth (i) the name, age, business address and, if known, residence address of each person whom the shareholder proposes to nominate for election as a director, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 4 and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 4, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the meeting and (z) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the Corporation’s principal executive offices. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. The secretary of the Corporation shall deliver each shareholder’s notice under this Section 4 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of

Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination.

The chairman of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 4. If the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to nominate the individual set forth in the shareholder’s notice of nomination as a director, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

Section 5.    Organization. - At all meetings of the Board of Directors, the chairman of the Board of Directors or, in the chairman’s absence, the presiding director (if any) shall act as chairman of the meeting. In the absence of the foregoing persons, the majority of the directors present at a meeting may appoint any director who is present at such meeting to act as chairman. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary, shall act as secretary of meetings of the Board of Directors. In the event that neither the secretary nor any assistant secretary is present at such meeting, the chairman of the meeting shall appoint any person to act as secretary of the meeting.

Section 6.    Vacancies. - Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

Section 7.    Place of Meeting. - Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Virginia.

Section 8.    Organizational Meeting. - The annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of shareholders and at the same place, without the requirement of any notice other than this provision of the By-Laws.

Section 9.    Regular Meetings; Notice. - Regular meetings of the Board of Directors shall be held at such times and places as it may from time to time determine. Notice of such meetings need not be given if the time and place have been fixed at a previous meeting.

Section 10.    Special Meetings; Notice. - Special meetings of the Board of Directors shall be held whenever called by order of the chairman of the Board of Directors, the presiding director (if any), or any two of the directors. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be (a) mailed to each director, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, (b) given at least 24 hours before the time of the meeting by electronic transmission as previously consented to by the director to whom notice is given or (c) given personally or by telephone at least 24 hours before the time of the meeting.

Section 11.    Waiver of Notice. - Whenever any notice is required to be given to a director of any meeting for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 12.    Quorum and Manner of Acting. - Except where otherwise provided by law, a majority of the directors fixed by these By-Laws at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum be had. Notice of any such adjourned meeting need not be given.

Section 13.    Order of Business. - At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

Section 14.    Committees. - In addition to the executive committee authorized by Article III of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of (a) a majority of all directors in office at the time the action is being taken or (b) the number of directors required to take action under Article II, Section 12 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

Section 15.    Presiding Director. - The Board of Directors may, in its discretion, appoint a presiding director. The presiding director (if any) shall preside over executive sessions of the non-management directors or independent directors of the Board of Directors and, if the chairman of the Board of Directors is not present, meetings of the Board of Directors and shareholders. Other powers and responsibilities of the presiding director shall be established by the Board of Directors.

ARTICLE III

Executive Committee

Section 1.    How Constituted and Powers. - The Board of Directors, by resolution adopted pursuant to Article II, Section 14 hereof, may designate, in addition to the chairman of the Board of Directors, one or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

Section 2.    Organization, Etc. - The Board of Directors shall elect the members and the chairman of the executive committee annually at its annual organizational meeting following the annual meeting of shareholders. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

Section 3.    Meetings. - Meetings of the executive committee may be called by the chairman of the executive committee or by two members of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be (a) mailed to each member of the committee, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, (b) given at least 24 hours before the time of the meeting by an electronic transmission, as previously consented to by the director to whom notice is given or (c) given personally or by telephone at least 24 hours before the time of the meeting.

Section 4.    Quorum and Manner of Acting. - A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

Section 5.    Removal. - Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.

Section 6.    Vacancies. - Any vacancy in the executive committee shall be filled by the Board of Directors.

ARTICLE IV

Officers

Section 1.    Officers. - The officers of the Corporation shall be a chairman of the Board of Directors, a president (if elected by the Board of Directors), a chief operating officer (if elected by the Board of Directors), one or more vice presidents (one or more of whom may be designated executive vice president or senior vice president), a treasurer, a controller, a secretary, one or more assistant treasurers (if elected by the Board of Directors), assistant controllers (if elected by the Board of Directors) and assistant secretaries (if elected by the Board of Directors) and such other officers as may from time to time be chosen by the Board of Directors. Any two or more offices may be held by the same person.

Section 2.    Election and Term of Office. - All officers of the Corporation shall be chosen annually by the Board of Directors, and each officer shall hold office until a successor shall have been duly chosen or until such officer’s resignation, death or removal in the manner hereinafter provided. The chairman of the Board of Directors shall be chosen from among the directors.

Section 3.    Vacancies. - If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by the Board of Directors.

Section 4.    Other Agents and Employees - Their Powers and Duties. - The Board of Directors or the chairman of the Board of Directors may appoint, from time to time, such agents and employees of the Corporation as they may deem proper, and may authorize any officers to appoint and remove agents and employees. The Board of Directors or the chairman of the Board of Directors may from time to time prescribe the powers and duties of such other officers, agents and employees of the Corporation.

Section 5.    Removal. - Any officer, agent or employee of the Corporation may be removed, either with or without cause, by a vote of a majority of the Board of Directors or, in the case of any agent or employee not appointed by the Board of Directors, by an officer who appointed him or her or upon whom such power of removal may be conferred by the Board of Directors or the chairman of the Board of Directors.

Section 6.    Resignation. - Any officer may resign at any time by delivering a notice of his or her resignation to the Board of Directors or the chairman of the Board. Any such resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

Section 7.    Chairman of the Board of Directors and Chief Executive Officer. - The chairman of the Board of Directors shall preside at meetings of the shareholders and of the Board of Directors and shall be a member of the executive committee. The chairman shall be the Chief Executive Officer of the Corporation and shall be responsible to the Board of Directors. He or she shall be responsible for the general management and control of the business and affairs of the Corporation and shall see to it that all orders and resolutions of the Board of Directors are implemented. The chairman shall, from time to time, report to the Board of Directors on matters within his or her knowledge which the interests of the Corporation may require be brought to its attention. The chairman shall do and perform such other duties as from time to time the Board of Directors may prescribe.

Section 8.    President. - The president (if any) shall be responsible to the chairman of the Board of Directors. Subject to the authority of the chairman of the Board of Directors, the president shall be devoted to the Corporation’s business and affairs. He or she shall, from time to time, report to the chairman of the Board of Directors on matters within the president’s knowledge which the interests of the Corporation may require be brought to the chairman’s attention. The president (if any) shall do and perform such other duties as from time to time the Board of Directors or the chairman of the Board of Directors may prescribe.

Section 9.    Chief Operating Officer. - The chief operating officer (if any) shall be responsible to the chairman of the Board of Directors for the principal operating businesses of the Corporation and shall perform those duties that may from time to time be assigned.

Section 10.    Vice Presidents. - The vice presidents of the Corporation shall assist the chairman of the Board of Directors and the president (if any) in carrying out their respective duties and shall perform those duties that may from time to time be assigned to them. The chief financial officer shall be a vice president of the Corporation (or a more senior officer) and shall be responsible for the management and supervision of the financial affairs of the Corporation.

Section 11.    Treasurer. - The treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may from time to time designate. The treasurer shall render to the Board of Directors, the chairman of the Board of Directors, the president (if any) and the chief financial officer, whenever required by any of them, an account of all of his transactions as treasurer. If required, the treasurer shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of the treasurer’s office and the restoration to the Corporation at the expiration of his or her term of office or in case of death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The treasurer shall perform such other duties as from time to time may be assigned to him or her.

Section 12.    Assistant Treasurers. - In the absence or disability of the treasurer, one or more assistant treasurers (if any) shall perform all the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the treasurer. Assistant treasurers (if any) shall also perform such other duties as from time to time may be assigned to them.

Section 13.    Secretary. - The secretary shall prepare and maintain the custody of the minutes of each meeting of the shareholders and of the Board of Directors in a book or books kept for that purpose and be responsible for authenticating records of the Corporation. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the secretary’s office, or as the Board of Directors, the chairman of the Board of Directors or the president (if any) may from time to time prescribe.

Section 14.    Assistant Secretaries. - In the absence or disability of the secretary, one or more assistant secretaries (if any) shall perform all of the duties of the secretary and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the secretary.

Assistant secretaries (if any) shall also perform such other duties as from time to time may be assigned to them.

Section 15.    Controller. - The controller shall be administrative head of the controller’s department and shall have primary responsibility for accounting and financial reporting. The controller shall perform such other duties as from time to time may be assigned to him or her.

Section 16.    Assistant Controllers. - In the absence or disability of the controller, one or more assistant controllers (if any) shall perform all of the duties of the controller and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the controller. Assistant controllers (if any) shall also perform such other duties as from time to time may be assigned to them.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1.    Contracts. - The chairman of the Board of Directors, the president (if any), the chief operating officer (if any), any vice president, the treasurer, the secretary and such other persons as the Board of Directors or the chairman of the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

Section 2.    Loans. - The chairman of the Board of Directors, the president (if any), any vice president, the treasurer and such other persons as the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

Section 3.    Voting of Stock Held. - The chairman of the Board of Directors, the president (if any), any vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chairman of the Board of Directors, the president (if any), any vice president or the secretary may attend in person any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VI

Certificates Representing Shares

Certificates representing shares of the Corporation shall be signed by the chairman of the Board of Directors or the president of the Corporation (if any) and the secretary or an assistant secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be by facsimile. Notwithstanding the provisions of this Article VI, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided that, the use of such system by the Corporation is permitted by law.

ARTICLE VII

Dividends

The Board of Directors may declare dividends from funds of the Corporation legally available therefor.

ARTICLE VIII

Seal

The Board of Directors shall provide a suitable seal or seals, which shall be in the form of a circle, and shall bear around the circumference the words “Altria Group, Inc.” and in the center the word and figures “Virginia, 1985.”

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Amendment

The power to alter, amend or repeal the By-Laws of the Corporation or to adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed by the shareholders, or new By-Laws may be adopted by the shareholders, and the shareholders may prescribe that any By-Laws made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XI

Emergency By-Laws

If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

Section 1.    Section 6 of Article II shall read as follows:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these By-Laws.

Section 2.    The first sentence of Section 10 of Article II shall read as follows:

Special meetings of the Board of Directors shall be held whenever called by order of the chairman of the Board of Directors, or of the president (if any) or the presiding director (if any) or any director or of any person having the powers and duties of the chairman of the Board of Directors, the president (if any) or the presiding director (if any).

Section 3.    Section 12 of Article II shall read as follows:

The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors; provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.